UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Officer Appointment

On October 16, 2025 (the “Effective Date”), the Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) of Aptera Motors Corp. (the “Company”) began trading on The Nasdaq Capital Market under the ticker symbol “SEV” (the “Direct Listing”). In connection with the Direct Listing, the Company appointed Tom DaPolito as Interim Chief Financial Officer, effective as of the Effective Date (the “Officer Appointment”).

Tom DaPolito, age 51, has been advising the Company as a part-time consultant since May 2023, providing executive-level financial advisory services in preparation for our public listing. He is a seasoned financial executive with over 20 years of experience leading finance and operations for global public and private companies, including Take-Two Interactive Software, Inc. (Nasdaq: TTWO) and Monster Worldwide, Inc. (formerly Nasdaq: MNST). Prior to joining the Company, from December 2019 to May 2023, Mr. DaPolito served as EVP, Finance and Operations and Chief Financial Officer for Ricardo Automotive & Industrial, a global engineering services firm, where he drove a significant financial turnaround of its North American business. Previously, from December 2018 to November 2019, he was the Chief Financial Officer at Fit Pay, Inc., where he led the successful sell-side strategy culminating in the company’s acquisition by Garmin International, Inc. His career includes extensive experience in SEC reporting, capital raising, including placing multiple convertible debt offerings, and leading the financial preparations for IPOs and the public spin-off of Hudson Global, Inc. (Nasdaq: HSON). Mr. DaPolito holds a Bachelor of Science in Business Administration, Accounting from the Rochester Institute of Technology and is a Certified Public Accountant in New York (inactive).

Employment Agreements & Engagement Agreement

In connection with the Direct Listing, each of Chris Anthony and Steve Fambro, the Company’s Co-Chief Executive Officers and members of the Company’s board of directors (the “Board”), entered into substantially identical employment agreements, each effective as of the Effective Date (the “Employment Agreements”). Pursuant to the terms of the Employment Agreements, each holds the position of co-Chief Executive Officer of the Company and will receive an annual base salary of $243,000, subject to annual review. In addition, Mr. Anthony and Mr. Fambro will each be eligible to receive a discretionary annual performance bonus, with the actual payout based on the achievement of Company annual performance metrics to be determined by the Board, or the compensation committee thereof. Pursuant to the terms of each employment agreement, Mr. Anthony and Mr. Fambro will each be eligible to receive annual equity awards, subject to approval by the Board or the compensation committee thereof, and to participate in employee benefit plans, programs and arrangements as the Company may from time to time provide to its senior executives, which benefits may be amended by the Company at any time.

Each Employment Agreement provides that the Company may terminate the employment of Mr. Anthony or Mr. Fambro, as applicable, at any time with or without Cause (as that term is defined in each Employment Agreement), and Mr. Anthony and Mr. Fambro would be able to terminate their employment at any time for any reason, including for Good Reason (as that term is defined in each Employment Agreement).

Each Employment Agreement provides that if the employment of Mr. Anthony or Mr. Fambro, as applicable, is terminated by the Company without Cause or by Mr. Anthony or Mr. Fambro for Good Reason, Mr. Anthony and Mr. Fambro will be entitled to receive, subject to their execution and non-revocation of a general release of claims in favor of the Company that becomes effective within sixty days of the date of termination, (i) an amount equal to twelve months’ annual base salary, payable in equal installments as salary continuation payments, with the first installment commencing on the first regular payroll date following the date the release becomes effective, and continuation of health insurance benefits at active employee rates for twelve months, and (ii) in the event the Company terminates Mr. Anthony’s or Mr. Fambro’s employment without Cause upon or within twelve months following a Change in Control (as defined in each Employment Agreement), or Mr. Anthony or Mr. Fambro, as applicable, resigns for Good Reason upon or within twelve months following a Change in Control, (a) amount equal to twenty-four months’ annual base salary, payable in equal installments as salary continuation payments, with the first installment commencing on the first regular payroll date following the date the release becomes effective, (b) continuation of health insurance benefits at active employee rates for eighteen months, and for the succeeding six months thereafter, monthly cash payments equal to the Company’s then-current monthly premium for health insurance benefits, less the amount that Mr. Anthony or Mr. Fambro, as applicable, would have been required to pay if they had remained an active employee of the Company), subject to earlier termination upon certain events specified in each employment agreement, (c) an amount equal to the annual bonus that Mr. Anthony or Mr. Fambro, as applicable, would have received for the year of termination had they remained employed, based on actual performance (but any applicable individual performance goals will be deemed to have been satisfied), payable at the time that Mr. Anthony’s or Mr. Fambro’s annual bonus, as applicable, would have been paid if their employment had not terminated, and (d) accelerated vesting of one hundred percent (100%) of all unvested equity or equity-based awards then held by Mr. Anthony or Mr. Fambro, as applicable. If any payment or benefits to or for the benefit of Mr. Anthony or Mr. Fambro, as applicable, would be subject to the excise tax imposed on parachute payments by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or would not be deductible by the Company or any of its subsidiaries or affiliates pursuant to Section 280G of the Code, the payments and benefits will be reduced to the minimum extent necessary to ensure that no portion of those payments or benefits will be subject to the excise tax imposed by Section 4999 of the Code or the loss of deduction imposed by Section 280G of the Code, but only if (i) the net amount of the total payments and benefits, as so reduced, is greater than or equal to (ii) the net amount of such payments and benefits without such reduction.

Also in connection with the Direct Listing, the Company entered into an engagement agreement with Mr. DaPolito, effective as of the Effective Date (the “Engagement Agreement”). Pursuant to the terms of the Engagement Agreement, Mr. DaPolito will serve as the Company’s Interim Chief Financial Officer for a term ending on the one year anniversary of the Effective Date, unless earlier terminated, and is entitled to receive a monthly cash retainer of $30,000 and stock options to purchase shares of Class B Common Stock, granted each quarter (the amount determined by dividing $65,880 by the fair value of a stock option on the date of grant).

There are no arrangements or understandings between Mr. DaPolito and any other person pursuant to which he was appointed as an officer and Mr. DaPolito does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Mr. DaPolito has no any family relationship with any of the Company’s directors or executive officers.

The foregoing descriptions of the Employment Agreements and Engagement Agreement are not complete and are subject to the full text of each Employment Agreement and Engagement Agreement, copies of which are included as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Director Appointments

In connection with the Direct Listing, the Board increased the size of the Board from two members to four members and appointed Tony Kirton and Todd Butz to fill the vacancies created by the increase in the size of the Board, effective as of the Effective Date.

Mr. Kirton and Mr. Butz will serve until the next annual meeting of the Company’s stockholders or until his successor is elected and qualified, subject to his earlier resignation or removal. Mr. Kirton and Mr. Butz will receive compensation for service to the Board in accordance with the non-employee director compensation program paid by the Company to all non-employee directors.

Mr. Kirton will also serve as chair of the Company’s nominating and corporate governance committee, and a member of the Company’s audit committee and compensation committee. Mr. Butz will also serve as the chair of the Company’s audit committee and compensation committee and a member of the Company’s nominating and corporate governance committee. The Board has determined that each of Mr. Kirton and Mr. Butz are (i) independent within the meaning of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (ii) a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and (iii) “outside directors” as that term is defined in Section 162(m) of the Code. In addition, the Board has determined that Mr. Butz qualifies as an audit committee financial expert within the meaning of SEC regulations and the Nasdaq Listing Rules.

Mr. Kirton, age 78, brings over four decades of international leadership experience in the automotive industry, having held senior executive roles at major global manufacturers. His career includes serving as Director of Marketing at Audi of America, Vice President of Sales for Volkswagen and Audi in the United Kingdom, and Executive Vice President of Sales and Marketing, as well as Board Director, at BMW South Africa. In addition to his corporate roles, Mr. Kirton has extensive experience in global operations and leadership development. In 2010, he co-founded Neurozone, a neuroscience-based consultancy focused on resilience and performance readiness for leaders and teams, where he still serves today as a member of the board of directors. Mr. Kirton holds a Bachelor of Arts in English Literature from the University of Natal and a Masters of Business Administration from the University of Cape Town. The Company believes Mr. Kirton’s extensive international experience in the automotive sector, combined with his expertise in global operations and leadership development qualify him to serve as a director. His insights are particularly valuable as the Company pursues its mission and transitions to a public company.

Mr. Butz, age 54, brings over two decades of financial leadership experience in the manufacturing and engineering sectors. Prior to his retirement in April 2025, he served as the Chief Financial Officer of Mayville Engineering Company, Inc. (NYSE: MEC), a position he has held since 2008. During his tenure, he has overseen the company’s growth from under $100 million in annual revenue to over $500 million, significantly enhancing shareholder value through strategic acquisitions and operational efficiencies. Prior to joining MEC, Mr. Butz held key financial roles at Mercury Marine and Schenck Business Solutions, where he gained extensive experience in financial planning, analysis, and auditing. Mr. Butz holds a Bachelor’s degree in Accounting and Business Management from Marian University of Fond du Lac and is a Certified Public Accountant. The Company believes Mr. Butz’s extensive experience in financial management, strategic planning, and operational leadership qualifies him to serve as a director. His proven track record in scaling businesses and enhancing shareholder value provides valuable insights as the Company transitions to a public company and pursues its growth objectives.

Mr. Kirton and Mr. Butz do not have any family relationship with any director or executive officer of the Company. Mr. Kirton and Mr. Butz do not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

In connection with the Direct Listing, the Company entered into indemnification agreements with each of its current directors and officers (the “Indemnification Agreements”), which provides, among other things, for indemnification to the fullest extent permitted by law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

The Company also maintains a directors’ and officers’ liability insurance policy pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended.

The foregoing description of the Indemnification Agreements is not complete and is subject to the full text of the Form of Indemnification Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

2025 Omnibus Equity Incentive Plan

In August 2025, the Board and stockholders adopted the 2025 Omnibus Equity Incentive Plan (the “2025 Plan”), effective on October 15, 2025. Additionally, effective as of the Effective Date, the Company’s 2021 Stock Option and Incentive Plan was terminated; provided, that all awards outstanding under the 2021 Stock Option and Incentive Plan as of the date of adoption of the 2025 Plan shall continue in effect in accordance with their terms.

The 2025 Plan is summarized in the Company’s registration statement on Form S-1, filed with the SEC on August 27, 2025 declared effective on September 30, 2025, which description is incorporated herein by reference.

The foregoing description of the 2025 Plan is not complete and is qualified in its entirety by reference to the full text of the 2025 Plan, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Form of Award Agreements Under the 2025 Plan

The Board previously approved, subject to stockholder approval, the following forms of award agreements under the 2025 Plan to be used in connection with the grant of incentive stock options (“ISOs”), nonqualified stock options (“NSOs”) and restricted stock unit awards (“RSUs”) to Participants (as defined in the 2025 Plan) under the 2025 Plan:

●	a form of Incentive Stock Option Grant Agreement (the “ISO Grant Agreement”);

●	a form of Nonqualified Stock Option Grant Agreement (the “NSO Grant Agreement”); and

●	a form of Restricted Stock Unit Award Agreement (the “RSU Agreement”).

The foregoing descriptions of the ISO Grant Agreement, NSO Grant Agreement and RSU Agreement are qualified in their entirety by reference to the full text of the ISO Grant Agreement, NSO Grant Agreement and RSU Agreement, which are attached hereto as Exhibits 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 22, 2025, the Company issued a press release announcing its transition to a public benefit corporation and the appointment of Tony Kirton and Todd Butz to the Company’s board of directors.

A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1*	Employment Agreement, effective October 16, 2025, by and between the Company and Chris Anthony.
10.2*	Employment Agreement, effective October 16, 2025, by and between the Company and Steve Fambro.
10.3*	Engagement Agreement, effective October 16, 2025, by and between the Company and Tom DaPolito.
10.4*	Form of Indemnification Agreement.
10.5*	2025 Omnibus Equity Incentive Plan.
10.6*	Form of ISO Grant Agreement.
10.7*	Form of NSO Grant Agreement.
10.8*	Form of RSU Agreement.
99.1	Press Release dated October 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aptera Motors Corp.

Date:	October 22, 2025	By:	/s/ Chris Anthony
		Name:	Chris Anthony
		Title:	Co-Chief Executive Officer